Exhibit (c)(3)

NOTE: A request for confidential treatment has been made with respect to portions of the following document that are marked ***. The redacted portions have been submitted separately with the Securities and Exchange Commission.

PROJECT PELICAN DISCUSSION MATERIALS March 6, 2017

Potential Interest - Feedback

Company	Banker	Date Contacted	NDA	Status	Status / Notes
***	Houser	8/10/16 10/24/16	Executed	Preliminary Bid	Interested in 11 assets (2 senior housing and 9 MOBs)
***	Houser	12/6/16	Executed	Preliminary Bid	Interested in all 19 assets, citing an interest in the portfolio at a range of $105mm-$110mm, all cash; have not really dug in at this time
***	Houser	5/17/16 10/24/16	Executed	TBD	Interested in 3 assets (2 senior housing and 1 MOBs). Would be willing to split MOB & SH. Unwilling to provide pricing guidance at this time due to capital raising challenges
HTI	Houser	3/3/17	Executed	Preliminary Bid	Interested in entire portfolio for an aggregate bid of $98.5mm
***	Bencina	1/12/17	Executed	LOI	Interested in 5 single-tenant MOB assets for an aggregated bid of $19.295mm
***	Dupuy	5/20/16 10/25/16	Executed	Preliminary Bid	Interested in 2 assets (2 senior housing). Initial pricing for Cedarhurst (RIDEA) is $9.5MM-$10.0MM. Initial pricing for Arcadian Cove (Net Lease) is $3.7MM-$4.0MM
***	Bencina	1/12/17 1/31/17	Sent	Pass	Could not agree upon certain clauses in the NDA. Length of remaining lease terms on the single-tenant MOBs not attractive enough for them to make an exception on the NDA
***	Bencina	1/12/17	Sent	Pass	No response; likely a pass. Interest would have been in the single-tenant MOBs
***	Houser	8/10/16 10/25/16 11/3/16	Executed	Pass	After initial indications of interest in a strategic wholeco deal, their interest faded. They officially passed on 2/7/17

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SunTrust Robinson Humphrey

HCIII – Portfolio Acquisition Summary

Property Name	City	State	Acquisition Date	Acquisition Price	Acquisition Cap Rate
Assisted Living					
Cedarhurst (RIDEA)	Collinsville	IL	8/21/15	$11,600,000	7.14%
Arcadian Cove (Net Lease)	Richmond	KY	8/25/15	4,775,000	7.33%
2 Properties				$16,375,000	7.21%
Medical Office					
DaVita Bay Breeze Dialysis Center	Largo	FL	3/6/15	1,650,000	6.82%
RAI Care Center	Clearwater	FL	4/20/15	4,750,000	7.11%
DaVita Dialysis	Hudson	FL	5/4/15	2,725,000	7.12%
Rockwall Medical Plaza	Rockwall	TX	6/11/15	6,639,000	6.13%
Decatur Medical Office Building	Decatur	GA	7/24/15	5,100,000	10.16%
MetroHealth Buckeye Health Center	Cleveland	OH	8/3/15	5,550,000	7.59%
Philip Professional Center	Lawrenceville	GA	8/14/15	9,000,000	6.50%
Galesburg VA Outpatient Clinic	Galesburg	IL	8/25/15	2,630,000	7.16%
Illinois CancerCare Clinic	Galesburg	IL	8/25/15	3,400,000	7.16%
Woodlake Office Center	Woodbury	MN	9/11/15	14,400,000	7.01%
Greenfield Medical Plaza	Gilbert	AZ	10/8/15	7,000,000	7.05%
Lee Mem. Health Sys. Outpatient Ctr	Fort Myers	FL	10/22/15	5,275,000	7.16%
Beaumont Medical Center	Warren	MI	12/4/15	13,650,000	8.08%
Madison Medical Plaza	Joliet	IL	12/4/15	19,500,000	6.27%
UnityPoint Clinic - Muscatine	Muscatine	IA	12/31/15	5,592,041	7.37%
UnityPoint Clinic - Moline	Moline	IL	12/31/15	3,578,786	7.36%
17 Properties				$110,439,827	7.16%
19 Total Properties				$126,814,827	7.17%

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SunTrust Robinson Humphrey

Potential Interest - Side-by-Side Comparison (less ***)

Four bids for separate sub-portfolios have been received for a total of 16 assets. Based on these bids, only three multi-tenant MOBs are remaining

Property Name	City	State	Acquisition Date	***	***	***	***	REMAINDER
Assisted Living								
Cedarhurst (RIDEA)	Collinsville	IL	8/21/15		X		X	
Arcadian Cove (Net Lease)	Richmond	KY	8/25/15		X		X	
2 Properties								
Medical Office: Single-Tenant								
DaVita Bay Breeze Dialysis Center	Largo	FL	3/6/15			X		
Decatur Medical Office Building	Decatur	GA	7/24/15			X		
MetroHealth Buckeye Health Center	Cleveland	OH	8/3/15	X				
Galesburg VA Outpatient Clinic	Galesburg	IL	8/25/15	X				
Illinois CancerCare Clinic	Galesburg	IL	8/25/15	X				
Woodlake Office Center	Woodbury	MN	9/11/15	X				
Lee Mem. Health Sys. Outpatient Ctr	Fort Myers	FL	10/22/15			X		
UnityPoint Clinic - Muscatine	Muscatine	IA	12/31/15			X		
UnityPoint Clinic - Moline	Moline	IL	12/31/15			X		
9 Properties								
Medical Office: Multi-Tenant								
RAI Care Center	Clearwater	FL	4/20/15					X
DaVita Dialysis	Hudson	FL	5/4/15					X
Rockwall Medical Plaza	Rockwall	TX	6/11/15	X				
Philip Professional Center	Lawrenceville	GA	8/14/15					X
Greenfield Medical Plaza	Gilbert	AZ	10/8/15	X				
Beaumont Medical Center	Warren	MI	12/4/15	X				
Madison Medical Plaza	Joliet	IL	12/4/15	X	X			
8 Total Properties								
17 Properties								
19 Total Properties								

*Note: Does not include ***'s bid for entire portfolio*

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SunTrust Robinson Humphrey

Combined Bids (*** + *** + ***) - Implied NAV

Property	2016E NOI	2017E NOI	Purchase Cap Rate	Implied Cap Rate 2016E NOI	Implied Cap Rate 2017E NOI	GAV
DaVita Bay Breeze	$114,605	$116,897	6.82%	8.86%	9.04%	$1,293,000
Decatur MOB	525,793	478,875	10.16%	8.06%	7.34%	6,524,000
MetroHealth Buckeye	421,051	421,238	7.59%	8.83%	8.75%	4,813,855
Woodlake Office Center	1,015,504	1,035,814	7.01%	8.83%	8.75%	11,837,153
Lee Memorial	374,662	384,031	7.16%	9.24%	9.47%	4,056,000
UnityPoint Muscatine	391,442	391,441	7.37%	9.10%	8.65%	4,527,000
Unity Point Moline	250,344	250,343	7.36%	9.10%	8.65%	2,895,000
Galesburg Portfolio	433,367	438,618	7.16%	8.83%	8.75%	5,012,472
Rockwall Medical Plaza	458,713	468,605	6.13%	8.83%	8.75%	5,355,159
Greenfield Medical Center	525,580	530,735	7.05%	8.83%	8.75%	6,065,173
Beaumont Medical Center	1,154,214	1,134,309	8.08%	8.83%	8.75%	12,962,741
Madison Medical Center	1,305,473	1,238,502	6.27%	8.83%	8.75%	14,153,446
Cedarhurst of Collinsville (RIDEA)	898,691	934,911	7.14%	9.02%	9.34%	10,009,204
Arcadian Cove (NNN)	350,000	358,750	7.33%	9.02%	9.34%	3,840,796
	$8,219,438	$8,183,068				

Portfolio GAV	$93,345,000
Plus: Total Assets	17,363,000
Less: Total Liabilities	7,618,000
Net Asset Value (Excluding 3 Remainder Assets)	**$103,090,000**
Common Shares Outstanding	6,983,437
Net Asset Value per Share	**$14.76**

*Note: The "Combined Bids" scenario leaves 3 assets, with a cost basis of $16.475MM, unaddressed. For 2016E NOI, 8.83% implied cap rate used for *** assets; 9.10% implied cap rate used for *** Assets; 9.02% cap rate used for *** assets. For 2017E NOI, 8.75% implied cap rate used for *** assets; 8.65% implied cap rate used for *** Assets; 9.34% cap rate used for *** assets.*

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SunTrust Robinson Humphrey

*** (Preliminary Bid) - Implied NAV

Property	2016E NOI	2017E NOI	Purchase Cap Rate	Implied Cap Rate 2016E NOI	Implied Cap Rate 2017E NOI	GAV
DaVita Bay Breeze	$114,605	$116,897	6.82%	8.54%	8.52%	$1,371,492
Decatur MOB	525,793	478,875	10.16%	8.54%	8.52%	5,618,406
MetroHealth Buckeye	421,051	421,238	7.59%	8.54%	8.52%	4,942,179
Woodlake Office Center	1,015,504	1,035,814	7.01%	8.54%	8.52%	12,152,699
Lee Memorial	374,662	384,031	7.16%	8.54%	8.52%	4,505,648
UnityPoint Muscatine	391,442	391,441	7.37%	8.54%	8.52%	4,592,584
Unity Point Moline	250,344	250,343	7.36%	8.54%	8.52%	2,937,153
Galesburg Portfolio	433,367	438,618	7.16%	8.54%	8.52%	5,146,090
RAI Care Center	348,270	352,117	7.11%	8.54%	8.52%	4,131,216
DaVita Dialysis	198,030	201,990	7.12%	8.54%	8.52%	2,369,850
Rockwall Medical Plaza	458,713	468,605	6.13%	8.54%	8.52%	5,497,913
Philips Professional Center	629,528	638,482	6.50%	8.54%	8.52%	7,490,997
Greenfield Medical Center	525,580	530,735	7.05%	8.54%	8.52%	6,226,854
Beaumont Medical Center	1,154,214	1,134,309	8.08%	8.54%	8.52%	13,308,292
Madison Medical Center	1,305,473	1,238,502	6.27%	8.54%	8.52%	14,530,738
Cedarhurst of Collinsville (RIDEA)	898,691	934,911	7.14%	8.54%	8.52%	10,968,850
Arcadian Cove (NNN)	350,000	358,750	7.33%	8.54%	8.52%	4,209,038
	$9,395,266	$9,375,657				

Portfolio GAV	$110,000,000
Plus: Total Assets	17,363,000
Less: Total Liabilities	7,618,000
Net Asset Value	**$119,745,000**
Common Shares Outstanding	6,983,437
Net Asset Value per Share	**$17.15**

*Note: The *** (Preliminary Bid) covers the entire portfolio*

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SunTrust Robinson Humphrey

HTI (Preliminary Bid) - Implied NAV

			Purchase	Implied Cap Rate		
Property	2016E NOI	2017E NOI	Cap Rate	2016E NOI	2017E NOI	GAV
DaVita Bay Breeze	$114,605	$116,897	6.82%	9.54%	9.52%	$1,228,109
Decatur MOB	525,793	478,875	10.16%	9.54%	9.52%	5,031,027
MetroHealth Buckeye	421,051	421,238	7.59%	9.54%	9.52%	4,425,497
Woodlake Office Center	1,015,504	1,035,814	7.01%	9.54%	9.52%	10,882,189
Lee Memorial	374,662	384,031	7.16%	9.54%	9.52%	4,034,603
UnityPoint Muscatine	391,442	391,441	7.37%	9.54%	9.52%	4,112,450
Unity Point Moline	250,344	250,343	7.36%	9.54%	9.52%	2,630,087
Galesburg Portfolio	433,367	438,618	7.16%	9.54%	9.52%	4,608,090
RAI Care Center	348,270	352,117	7.11%	9.54%	9.52%	3,699,317
DaVita Dialysis	198,030	201,990	7.12%	9.54%	9.52%	2,122,093
Rockwall Medical Plaza	458,713	468,605	6.13%	9.54%	9.52%	4,923,131
Philips Professional Center	629,528	638,482	6.50%	9.54%	9.52%	6,707,847
Greenfield Medical Center	525,580	530,735	7.05%	9.54%	9.52%	5,575,865
Beaumont Medical Center	1,154,214	1,134,309	8.08%	9.54%	9.52%	11,916,971
Madison Medical Center	1,305,473	1,238,502	6.27%	9.54%	9.52%	13,011,615
Cedarhurst of Collinsville (RIDEA)	898,691	934,911	7.14%	9.54%	9.52%	9,822,107
Arcadian Cove (NNN)	350,000	358,750	7.33%	9.54%	9.52%	3,769,002
	$9,395,266	$9,375,657				

Portfolio GAV	$98,500,000
Plus: Total Assets	17,363,000
Less: Total Liabilities	7,618,000
Net Asset Value	**$108,245,000**
Common Shares Outstanding	6,983,437
Net Asset Value per Share	**$15.50**

Note: The HTI (Preliminary Bid) covers the entire portfolio

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SunTrust Robinson Humphrey

Bid Analysis – ***

Property Name	Acquisition Price	Acquisition Cap Rate	2016E NOI	2017E NOI	***	2016E NOI	2017E NOI
Assisted Living							
0 Properties	$0	0.00%	$0	$0		$0	$0
Medical Office: Single-Tenant							
MetroHealth Buckeye Health Center	5,550,000	7.59%	421,051	421,238	X	421,051	421,238
Galesburg VA Outpatient Clinic	2,630,000	7.16%	184,167	184,434	X	184,167	184,434
Illinois CancerCare Clinic	3,400,000	7.16%	249,200	254,184	X	249,200	254,184
Woodlake Office Center	14,400,000	7.01%	1,015,504	1,035,814	X	1,015,504	1,035,814
4 Properties	$25,980,000	7.22%	$1,869,922	$1,895,670		$1,869,922	$1,895,670
Medical Office: Multi-Tenant							
Rockwall Medical Plaza	6,639,000	6.13%	458,713	468,605	X	458,713	468,605
Greenfield Medical Plaza	7,000,000	7.05%	525,580	530,735	X	525,580	530,735
Beaumont Medical Center	13,650,000	8.08%	1,154,214	1,134,309	X	1,154,214	1,134,309
Madison Medical Plaza	19,500,000	6.27%	1,305,473	1,238,502	X	1,305,473	1,238,502
4 Properties	$46,789,000	6.82%	$3,443,980	$3,372,151		$3,443,980	$3,372,151
8 Properties	$72,769,000	6.96%	$5,313,902	$5,267,821		$5,313,902	$5,267,821
8 Total Properties	$72,769,000	6.96%	$5,313,902	$5,267,821		$5,313,902	$5,267,821
	$72,769,000		$5,313,902	$5,267,821	$60,200,000	$5,313,902	$5,267,821
	Implied Cap		7.30%	7.24%		8.83%	8.75%
Comparison of Bid to HCIII Acquistion					($12,569,000)	1.87%	1.79%

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SunTrust Robinson Humphrey

BID ANALYSIS *** PROPERTY NAME ACQUISITION PRICE ACQUISITION CAP RATE 2016E NOI 2017E NOI *** 2016E NOI 2017E NOI ASSISTED LIVING 0 PROPERTIES $0 0.00% $0 $0 $0 $0 MEDICAL OFFICE: SINGLE-TENANT DAVITA BAY BREEZE DIALYSIS CENTER DECATUR MEDICAL OFFICE BUILDING 1.650.000 5.100.000 6.82% 10.16% 114,605 525,793 116,897 478,875 X X 114,605 525,793 116,897 478,875 LEE MEM. HEALTH SYS. OUTPATIENT CTR UNITYPOINT CLINIC - MUSCATINE UNITYPOINT CLINIC - MOLINE 5,275,000 5,592,041 3,578,786 7.16% 7.37% 7.36% 374,662 412,044 263,520 384,031 391,441 250,343 X X X 374,662 412,044 263,520 384,031 391,441 250,343 5 PROPERTIES $21,195,827 8.63% $1,690,624 $1,621,587 $1,690,624 $1,621,587 MEDICAL OFFICE: MULTI-TENANT 0 PROPERTIES $0 0.00% $0 $0 $0 $0 5 PROPERTIES $21,195,827 8.63% $1,690,624 $1,621,587 $1,690,624 $1,621,587 5 TOTAL PROPERTIES $21,195,827 8.63% $1,690,624 $1,621,587 $1,690,624 $1,621,587 $21,195,827 $1,690,624 $1,621,587 $19,295,000 $1,690,624 $1,621,587 IMPLIED CAP 7.98% 7.65% 8.76% 8.40% COMPARISON OF BID TO HCIII ACQUISTION ($1,900,827) 0.14% -0.22%

BID ANALYSIS *** PROPERTY NAME ACQUISITION PRICE ACQUISITION CAP RATE 2016E NOI 2017E NOI *** 2016E NOI 2017E NOI ASSISTED LIVING CEDARHURST (RIDEA) ARCADIAN COVE (NET LEASE) $11,600,000 $4,775,000 7.14% 7.33% 898,691 350,000 934,911 358,750 X X 898,691 350,000 934,911 358,750 $16,375,000 7.21% $1,248,691 $1,293,661 $1,248,691 $1,293,661 MEDICAL OFFICE: SINGLE-TENANT 0 PROPERTIES $0 0.00% $0 $0 $0 $0 MEDICAL OFFICE: MULTI-TENANT 0 PROPERTIES $0 0.00% $0 $0 $0 $0 2 PROPERTIES $0 0.00% $0 $0 $0 $0 2 TOTAL PROPERTIES $16,375,000 3.61% $1,248,691 $1,293,661 $1,248,691 $1,293,661 $16,375,000 $1,248,691 $1,293,661 $13,850,000 $1,248,691 $1,293,661 IMPLIED CAP 7.63% 7.90% 9.02% 9.34% COMPARISON OF BID TO HCIII ACQUISTION ($2,525,000) 5.41% 5.73% ^

Bid Analysis – ***

Property Name	Acquisition Price	Acquisition Cap Rate	2016E NOI	2017E NOI	***	2016E NOI	2017E NOI
Assisted Living							
Cedarhurst (RIDEA)	$11,600,000	7.14%	898,691	934,911	X	898,691	934,911
Arcadian Cove (Net Lease)	$4,775,000	7.33%	350,000	358,750	X	350,000	358,750
2 Properties	$16,375,000	7.21%	$1,248,691	$1,293,661		$1,248,691	$1,293,661
Medical Office: Single-Tenant							
DaVita Bay Breeze Dialysis Center	1,650,000	6.82%	114,605	116,897	X	114,605	116,897
Decatur Medical Office Building	5,100,000	10.16%	525,793	478,875	X	525,793	478,875
MetroHealth Buckeye Health Center	5,550,000	7.59%	421,051	421,238	X	421,051	421,238
Galesburg VA Outpatient Clinic	2,630,000	7.16%	184,167	184,434	X	184,167	184,434
Illinois CancerCare Clinic	3,400,000	7.16%	249,200	254,184	X	249,200	254,184
Woodlake Office Center	14,400,000	7.01%	1,015,504	1,035,814	X	1,015,504	1,035,814
Lee Mem. Health Sys. Outpatient Ctr	5,275,000	7.16%	374,662	384,031	X	374,662	384,031
UnityPoint Clinic - Muscatine	5,592,041	7.37%	391,441	391,441	X	391,441	391,441
UnityPoint Clinic - Moline	3,578,786	7.36%	250,344	250,343	X	250,344	250,343
9 Properties	$47,175,827	7.93%	$3,526,766	$3,517,257		$3,526,766	$3,517,257
Medical Office: Multi-Tenant							
RAI Care Center	4,750,000	7.11%	348,270	352,117	X	348,270	352,117
DaVita Dialysis	2,725,000	7.12%	198,030	201,990	X	198,030	201,990
Rockwall Medical Plaza	6,639,000	6.13%	458,713	468,605	X	458,713	468,605
Philip Professional Center	9,000,000	6.50%	629,528	638,482	X	629,528	638,482
Greenfield Medical Plaza	7,000,000	7.05%	525,580	530,735	X	525,580	530,735
Beaumont Medical Center	13,650,000	8.08%	1,154,214	1,134,309	X	1,154,214	1,134,309
Madison Medical Plaza	19,500,000	6.27%	1,305,473	1,238,502	X	1,305,473	1,238,502
8 Properties	$63,264,000	6.81%	$4,619,808	$4,564,740		$4,619,808	$4,564,740
17 Properties	$110,439,827	7.30%	$8,146,574	$8,081,997		$8,146,574	$8,081,997
17 Total Properties	$126,814,827	6.08%	$9,395,265	$9,375,657		$9,395,265	$9,375,657
	$126,814,827		$9,395,265	$9,375,657	$110,000,000	$9,395,265	$9,375,657
	Implied Cap		7.41%	7.39%		8.54%	8.52%
Comparison of Bid to HCIII Acquistion					($16,814,827)	2.46%	2.45%

10

SunTrust Robinson Humphrey

INDICATION OF INTEREST ANALYSIS *** PROPERTY NAME ACQUISITION PRICE ACQUISITION CAP RATE 2016E NOI 2017E NOI *** 2016E NOI 2017E NOI ASSISTED LIVING CEDARHURST (RIDEA) ARCADIAN COVE (NET LEASE) $11,600,000 $4,775,000 7.14% 7.33% 898,691 350,000 934,911 358,750 X X 898,691 350,000 934,911 358,750 $16,375,000 7.21% $1,248,691 $1,293,661 $1,248,691 $1,293,661 MEDICAL OFFICE: SINGLE-TENANT 0 PROPERTIES $0 0.00% $0 $0 $0 $0 MEDICAL OFFICE: MULTI-TENANT MADISON MEDICAL PLAZA 19,500,000 6.27% 1,305,473 1,238,502 X 1,305,473 1,238,502 1 PROPERTIES $19,500,000 6.27% $1,305,473 $1,238,502 $1,305,473 $1,238,502 3 PROPERTIES $19,500,000 6.27% $1,305,473 $1,238,502 $1,305,473 $1,238,502 3 TOTAL PROPERTIES $35,875,000 4.34% $2,554,164 $2,532,163 $2,554,164 $2,532,163 $35,875,000 $2,554,164 $2,532,163 N/A $2,554,164 $2,532,163 IMPLIED CAP 7.12% 7.06% N/A N/A COMPARISON OF BID TO HCIII ACQUISTION N/A N/A N/A ^

POTENTIAL REMAINING PORTFOLIO (IN THE *** + *** + *** SCENARIO) PROPERTY NAME ACQUISITION PRICE ACQUISITION CAP RATE 2016E NOI 2017E NOI REMAINDER 2016E NOI 2017E NOI ASSISTED LIVING 0 PROPERTIES $0 0.00% $0 $0 $0 $0 MEDICAL OFFICE: SINGLE-TENANT 0 PROPERTIES $0 0.00% $0 $0 $0 $0 MEDICAL OFFICE: MULTI-TENANT RAI CARE CENTER DAVITA DIALYSIS 4.750.000 2.725.000 7.11% 7.12% 348,270 198,030 352,117 201,990 X X 348,270 198,030 352,117 201,990 PHILIP PROFESSIONAL CENTER 9,000,000 6.50% 629,528 638,482 X 629,528 638,482 3 PROPERTIES $16,475,000 6.77% $1,175,828 $1,192,589 $1,175,828 $1,192,589 11 PROPERTIES $16,475,000 6.77% $1,175,828 $1,192,589 $1,175,828 $1,192,589 1 1 TOTAL PROPERTIES $16,475,000 6.77% $1,175,828 $1,192,589 $1,175,828 $1,192,589 $16,475,000 $1,175,828 $1,192,589 $14,003,750 $1,175,828 $1,192,589 IMPLIED CAP 7.14% 7.24% 8.40% 8.52% COMPARISON OF BID TO HCIII ACQUISTION ($2,471,250) 1.63% 1.75% ^ NOTE: VALUE OF REMAINING ASSETS IS BASED ON AVERAGE DISCOUNT TO COST (~15%) BASED ON BIDS 12

Indication of Interest Analysis – HTI

Property Name	Acquisition Price	Acquisition Cap Rate	2016E NOI	2017E NOI	HTI	2016E NOI	2017E NOI
Assisted Living							
Cedarhurst (RIDEA)	$11,600,000	7.14%	898,691	934,911	X	898,691	934,911
Arcadian Cove (Net Lease)	$4,775,000	7.33%	350,000	358,750	X	350,000	358,750
2 Properties	$16,375,000	7.21%	$1,248,691	$1,293,661		$1,248,691	$1,293,661
Medical Office: Single-Tenant							
DaVita Bay Breeze Dialysis Center	1,650,000	6.82%	114,605	116,897	X	114,605	116,897
Decatur Medical Office Building	5,100,000	10.16%	525,793	478,875	X	525,793	478,875
MetroHealth Buckeye Health Center	5,550,000	7.59%	421,051	421,238	X	421,051	421,238
Galesburg VA Outpatient Clinic	2,630,000	7.16%	184,167	184,434	X	184,167	184,434
Illinois CancerCare Clinic	3,400,000	7.16%	249,200	254,184	X	249,200	254,184
Woodlake Office Center	14,400,000	7.01%	1,015,504	1,035,814	X	1,015,504	1,035,814
Lee Mem. Health Sys. Outpatient Ctr	5,275,000	7.16%	374,662	384,031	X	374,662	384,031
UnityPoint Clinic - Muscatine	5,592,041	7.37%	391,441	391,441	X	391,441	391,441
UnityPoint Clinic - Moline	3,578,786	7.36%	250,344	250,343	X	250,344	250,343
9 Properties	$47,175,827	7.93%	$3,526,766	$3,517,257		$3,526,766	$3,517,257
Medical Office: Multi-Tenant							
RAI Care Center	4,750,000	7.11%	348,270	352,117	X	348,270	352,117
DaVita Dialysis	2,725,000	7.12%	198,030	201,990	X	198,030	201,990
Rockwall Medical Plaza	6,639,000	6.13%	458,713	468,605	X	458,713	468,605
Philip Professional Center	9,000,000	6.50%	629,528	638,482	X	629,528	638,482
Greenfield Medical Plaza	7,000,000	7.05%	525,580	530,735	X	525,580	530,735
Beaumont Medical Center	13,650,000	8.08%	1,154,214	1,134,309	X	1,154,214	1,134,309
Madison Medical Plaza	19,500,000	6.27%	1,305,473	1,238,502	X	1,305,473	1,238,502
8 Properties	$63,264,000	6.81%	$4,619,808	$4,564,740		$4,619,808	$4,564,740
17 Properties	$110,439,827	7.30%	$8,146,574	$8,081,997		$8,146,574	$8,081,997
17 Total Properties	$126,814,827	6.08%	$9,395,265	$9,375,657		$9,395,265	$9,375,657
	$126,814,827		$9,395,265	$9,375,657	$98,500,000	$9,395,265	$9,375,657
	Implied Cap		7.41%	7.39%		9.54%	9.52%
Comparison of Bid to HCIII Acquistion					($28,314,827)	3.46%	3.44%

13

SunTrust Robinson Humphrey

POTENTIAL REMAINING PORTFOLIO (CONT’D) ACQUISITION ACQUISITION SIZE (SF) PRICE CAP RATE MOB: MULTI-TENANT CITY, STATE MSA / NEAREST MSA RAI Care Center Clearwater, FL Clearwater/Tampa 14,936 $4,750,000 7.11% DaVita Dialysis Hudson, FL Clearwater/Tampa 8,984 2,725,000 7.12% Philip Professional Center Lawrenceville, GA Atlanta 31,483 9,000,000 6.50% MULTI-TENANT TOTAL 55,403 $16,475,000 6.77% ALL MOB 55,403 $16,475,000 6.77%

BID COMPARISON (***+***+*** VS ***) IMPLIED NAV GROSS ASSET VALUE (GAV) PROPERTY ***+***+*** *** Portfolio GAV $93,345,000 $110,000,000 Plus: Total Assets 17,363,000 17,363,000 Less: Total Liabilities 7,618,000 7,618,000 NET ASSET VALUE $103,090,000 $119,745,000 Common Shares Outstanding 6,983,437 6,983,437 NET ASSET VALUE PER SHARE $14.76 $17.15 Potential Brokered Assets Value $14,003,750 Potential Broker Fee 280,075 Adjusted GAV $107,068,675 $110,000,000 Adjusted NAV $116,813,675 $119,745,000 Adjusted NAV Per Share $16.73 $17.15 NOTE: POTENTIAL BROKERED ASSETS ASSUME A VALUE OF 15% DISCOUNT TO COST, BASED ON OTHER BIDS. POTENTIAL BROKER FEE ASSUMES A 2.00% FEE CHARGED ON THE SALE OF THE THREE REMAINING ASSETS 15

BID COMPARISON (***+***+*** VS HTI) IMPLIED NAV GROSS ASSET VALUE (GAV) PROPERTY ***+***+*** HTI Portfolio GAV $93,345,000 $98,500,000 Plus: Total Assets 17,363,000 17,363,000 Less: Total Liabilities 7,618,000 7,618,000 NET ASSET VALUE $103,090,000 $108,245,000 Common Shares Outstanding 6,983,437 6,983,437 NET ASSET VALUE PER SHARE $14.76 $15.50 Potential Brokered Assets Value $14,003,750 Potential Broker Fee 280,075 Adjusted GAV $107,068,675 $98,500,000 Adjusted NAV $116,813,675 $108,245,000 Adjusted NAV Per Share $16.73 $15.50 HTI bid effectively attributes a total value of $5.16mm for the remaining three assets, a 68.7% discount to cost NOTE: POTENTIAL BROKERED ASSETS ASSUME A VALUE OF 15% DISCOUNT TO COST, BASED ON OTHER BIDS. POTENTIAL BROKER FEE ASSUMES A 2.00% FEE CHARGED ON THE SALE OF THE THREE REMAINING ASSETS 16

SUMMARY CONCLUSIONS INITIAL CORE PROCESS AND DECEMBER 2016/JANUARY 2017 EFFORT Feedback on our portfolio has been fairly consistent throughout the processes Covers difference types of buyers Spans approximately nine months of marketing ***’s reluctance to bid is fairly telling We do not expect this sentiment to change Certain asset-specific statistics will only get worse for us Buyers will continue to be disciplined Unfortunately, two of who we considered our most likely buyers have challenges with their fund raising This is an independent issue, but the portfolio feedback feeds into this challenge The macro environment will likely not get any more constructive for us Recent new supply has hit the market, making it increasingly challenging to keep the focus of potential bidders